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                                                                       EXHIBIT 5

                                  [LETTERHEAD]

                                February 11, 1998

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

         Re: Registration of $500,000,000 of Debt Securities

Gentlemen:

         I have acted as counsel for SunTrust Banks, Inc., a Georgia corporation ("SunTrust") in connection with the registration pursuant to a Registration Statement on Form S-3 (the "Registration Statement") filed today by SunTrust under the Securities Act of 1933 (the "Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") thereunder, of $500,000,000 aggregate principal amount of either (i) Senior Debt Securities of SunTrust (the "Senior Debt Securities"), to be issued pursuant to that certain Indenture (the "Senior Indenture"), dated as of May 1, 1993, between SunTrust and PNC Bank, National Association, as Trustee (the "Senior Trustee") or (ii) Subordinated Debt Securities of SunTrust (the "Subordinated Debt Securities"), to be issued pursuant to that certain Indenture (the "Subordinated Indenture"), dated as of May 1, 1993, between SunTrust and The First National Bank of Chicago, as Trustee (the "Subordinated Trustee").

         In so acting, I have examined and relied upon the accuracy of original, certified, conformed or photographic copies of such records, agreements, certificates and other documents as I have deemed necessary or appropriate to enable me to render the opinions set forth below. In all such examinations, I have assumed the genuineness of signatures on original documents and the conformity to such original documents of all copies submitted to me as certified, conformed or photographic copies and, as to certificates of public officials, I have assumed the same to have been properly given and to be accurate.

         I have assumed that the execution and delivery of, and the performance of all obligations under, the Senior Indenture and the Subordinated Indenture have been duly authorized by all requisite action by each party thereto (other than SunTrust), and that such documents are valid and binding agreements of the parties thereto (other than SunTrust) enforceable against the parties thereto (other than SunTrust) in accordance with their respective terms. This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         Based upon the foregoing, I am of the opinion that:

                  (i) SunTrust has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Georgia;

                  (ii) The Senior Indenture has been duly executed and delivered by SunTrust, is validly authorized and constitutes the valid and binding obligation of SunTrust in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from


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         time to time in effect and, as to rights of acceleration and the enforcement of remedies, to general principles of equity);

                  (iii) The Subordinated Indenture has been duly executed and delivered by SunTrust, is validly authorized and constitutes the valid and binding obligation of SunTrust in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and, as to rights of acceleration and the enforcement of remedies, to general principles of equity);

                  (iv) The Senior Debt Securities, when duly authorized by SunTrust, executed and delivered on behalf of SunTrust, authenticated by the Senior Trustee under the Senior Indenture and sold by SunTrust, will be validly issued, will constitute valid and binding obligations of SunTrust in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and, as to rights of acceleration and the enforcement of remedies, to general principles of equity) and will be entitled to the benefits of the Senior Indenture in accordance with their terms and the terms of the Senior Indenture subject as aforesaid; and

                  (v) The Subordinated Debt Securities, when duly authorized by SunTrust, executed and delivered on behalf of SunTrust, authenticated by the Subordinated Trustee under the Subordinated Indenture and sold by SunTrust, will be validly issued, will constitute valid and binding obligations of SunTrust in accordance with their terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors' rights generally from time to time in effect and, as to rights of acceleration and the enforcement of remedies, to general principles of equity) and will be entitled to the benefits of the Subordinated Indenture in accordance with their terms and the terms of the Subordinated Indenture subject as aforesaid.

         This opinion is given as of the date hereof, and I assume no obligation to update this opinion to reflect any fact or circumstance that may hereafter come to my attention or any change in any law or regulation that may hereafter occur.

         I consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to me under the caption "Legal Matters" in the prospectus that forms a part thereof. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act.

                                  Sincerely,


                                            /s/  Raymond D. Fortin
                                  ---------------------------------------------
                                  Raymond D. Fortin
                                  Senior Vice President and Corporate Secretary


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